SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 12, 1999



                              SoftNet Systems, Inc.
               (Exact name of registrant as specified in charter)




         New York                      1-5270                   11-1817252
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                    File Number)           Identification No.)



         650 Townsend Street, Suite 225, San Francisco, CA        94103
         ---------------------------------------------------------------
           (Address of principal executive offices)            (Zip Code)




        Registrant's telephone number, including area code (415) 365-2500




                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

                           (a) On  February  12,  1999,  Kansas  Communications,
Inc., a Kansas corporation ("KCI"), a wholly owned subsidiary of SoftNet Systems, Inc., a New York corporation ("SoftNet"), sold substantially all of its assets to Convergent Communications Services, Inc., a Colorado corporation ("Convergent") (the "Disposition") pursuant to an Asset Purchase Agreement, filed as Exhibit 2.7 to this report, by and among KCI and Convergent, dated as of February 12, 1999 (the "Purchase Agreement').

                  KCI disposed of all of its right, title and interest to and in substantially all assets, properties and rights (of any kind, nature, character and description, whether tangible or intangible, whether accrued, contingent or otherwise, wherever located) owned by KCI as of January 31, 1999, which included
(i) trade accounts receivable, inventory, prepaid assets and personal property, such as all equipment, fixtures, furniture, supplies and other personal property owned, utilized or held for use by KCI in its business; (ii) all rights of KCI under the leases of real property and personal property used in connection with its business that are listed on the schedules to the Purchase Agreement under the heading "Assumed Leases"; (iii) contracts involving all rights of KCI (including, without limitation, all of KCI's right to receive goods and services and to assert claims and to take other action with respect to breaches, defaults and other violations pursuant to such contracts) under all contracts, agreements and commitments that are listed on the schedules to the Purchase Agreement under the heading "Assumed Contracts", (iv) all of KCI's right, title and interest in and to all goodwill, licenses, trade names (including, without limitation, the names "Kansas Communications" and "BT Services," together with all derivations and variations of such names, but specifically excluding the name "SoftNet Business Solutions," together with all derivations and variations of such name), assumed names, trade dress, business identifiers, trademarks, service marks, copyrights, applications and registrations for any of the foregoing, trade secrets, confidential information, know-how, causes of action (including all claims for infringement), claims (including contractual claims), contractual rights or agreements granting any right, title, license or privilege with respect to intellectual property and all other intangible assets relating to, used in or held for use in the operation of KCI's business; (v) all records, computer software and documents, computer source codes and programs, books, supplier, dealer and customer lists, catalogs and technical data, work orders, credit information and correspondence, operating data, drawings, blueprints, specifications, designs, financial information, product data and records, account information, sales leads, sales representative information, and all other records and documents used in connection with the operation of KCI's business, but specifically excluding KCI's Articles of Incorporation (with all amendments thereto), Bylaws (with all amendments thereto), corporate minutes and documents relating to the qualification of Seller as a domestic or foreign corporation in Kansas, Missouri and Wisconsin; and (vi) all sales literature, promotional literature, catalogs, sales and marketing materials and similar materials relating to KCI's business, but excluding any literature containing the named "SoftNet" and any literature that is the basis for any pending or threatened litigation.

                  KCI  explicitly   retained  its  rights  to  certain   assets,
specifically,   cash,  goodwill  recorded  on  the  closing  balance  sheet  and intercompany receivables and collectibles between KCI and SoftNet.

                  KCI retained its obligations to pay, perform and discharge its debts, liabilities and obligations, whether actual, contingent or accrued, known or unknown. KCI indemnified Convergent against such liabilities; however, Convergent assumed the obligation to pay, perform and discharge in accordance with their terms certain obligations and liabilities of KCI as of January 31, 1999, which include advances on contracts, capital lease obligations, trade accounts payable, accrued vacation time for employees, accrued commissions, accrued warranties and miscellaneous accrued repairs and deferred maintenance.

                  KCI received from Convergent approximately $6,300,000 in the following manner in connection with the Disposition: (i) $1,500,000 in cash, of which $100,000 had previously been paid in the form of a deposit; (ii) $2,000,000 principal amount secured promissory note (the "Secured July Note") bearing an interest rate of 11% and payable on or before July 1, 1999; (iii) $1,000,000 principal amount secured promissory note (the "Secured Purchaser's Note") bearing an interest rate of 8% and payable on or before February 11, 2000; (iv) $1,500,000 principal amount secured promissory note (the "Secured Contingent Note," together with the Secured July Note and the Secured Purchaser's Note, the "Notes") bearing an interest rate of 8% and payable on or before February 11, 2000; and (v) 30,000 shares of common stock of Convergent's parent company, Convergent Communications, Inc., a Colorado corporation, valued at $10 per share.

                  The Notes are secured by all of the assets purchased by Convergent under the Purchase Agreement pursuant to a Security Agreement by and between KCI and Convergent, dated as of February 12, 1999 (the "Security Agreement"). Each Note has a cross-default provision, and nonpayment of amounts when due is a default that allows KCI to foreclose on the assets purchased pursuant to the Purchase Agreement. Convergent can prepay the principal amount without penalty. KCI has the option to accelerate payment of the Secured July
Note in the event Convergent completes an equity or debt financing (as defined in the Security Agreement).

                  In the event KCI's balance sheet for the period ended January 31, 1999 indicates net working capital and assets of less than $2,200,000, the principal amount of the Secured Contingent Note will be reduced dollar for dollar by the difference between $2,200,000 and the amount of net working capital and assets indicated. In the event such balance sheet indicates net working capital and assets of greater than $2,200,000, then KCI will receive additional stock of Convergent Communications, Inc. determined by dividing the difference between the amount of net working capital and assets indicated and $2,200,000 by 10, and rounding up to the nearest whole number. KCI will reimburse Convergent for any accounts receivable reflected on KCI's December 31, 1998 balance sheet that remain uncollected after April 30, 1999. In the event the amount net fixed assets as identified on KCI's balance sheet as of January 31, 1999 is $50,000 or greater than the value of the net fixed assets identified on the fixed asset inventory list prepared by the Purchaser, then the Secured Contingent Note will be reduced. All taxes imposed in connection with the sale and transfer of the Purchased Assets to Convergent will be borne by KCI.

                  There was no material relationship between SoftNet or KCI or any of their respective affiliates, directors or officers or, to the knowledge of SoftNet or KCI, any associate of any director or officer of SoftNet or KCI, on the one hand, and Convergent, on the other hand, prior to the Disposition.

                  The description of the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement and acillary documents, filed as Exhibits 2.7, 2.8, 2.9, 2.10, 2.11 and 2.12 of this report and incorporated hereby by reference.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

         (a)      Financial Statements.  Not applicable.

         (b) Pro Forma Financial Information. Pro forma financial information for SoftNet is included at the end of this Report.

         (c) Exhibits. The following documents are filed as exhibits to this report:

                  1. Exhibit 2.7 - Asset Purchase Agreement, dated as of February 12, 1999, by and between Convergent and KCI (all exhibits and schedules are immaterial and have been excluded; such exhibits and schedules will be furnished supplementally upon request by the Securities and Exchange Commission).

                  2. Exhibit 2.8 - Bill of Sale, Assumption of Liabilities and Assignment of Contracts, dated as of February 12, 1999, by and between Convergent and KCI.

                  3. Exhibit 2.9 - Secured July Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $2,000,000.

                  4. Exhibit 2.10 - Secured Purchaser's Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $1,000,000.

                  5. Exhibit 2.11 - Secured Contingent Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $1,500,000.

                  6. Exhibit 2.12 - Security Agreement, dated as of February 12, 1999, by and between Convergent and KCI.

                  7. Exhibit 99.1 - Press Release, dated November 10, 1998, issued by SoftNet, announcing the letter of intent to enter sell KCI.

                  8. Exhibit 99.1 - Press Release, dated February 12, 1999, issued by SoftNet, announcing the completion of the Disposition.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      SoftNet Systems, Inc.
                                                      ---------------------
                                                           (Registrant)

Date:  February 26, 1999                     By:   /s/Douglas S. Sinclair
                                                 ------------------------------
                                                      Douglas S. Sinclair
                                                      Chief Financial Officer

                              SoftNet Systems, Inc.
                                  Exhibit Index
                                   to Form 8-K

     Exhibit No.      Description

        2.7 Asset Purchase Agreement, dated as of February 12, 1999, by and between Convergent and KCI.

        2.8           Bill of Sale, Assumption of Liabilities and Assignment  of
                      Contracts,   dated  as  of February   12,   1999, by   and
                      between Convergent and KCI.

        2.9 Secured July Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $2,000,000.

        2.10 Secured Purchaser's Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $1,000,000.

        2.11 Secured Contingent Note, dated as of February 12, 1999, by Convergent in favor of KCI in the principal amount of $1,500,000.

        2.12 Security Agreement, dated as of February 12, 1999, by and between Convergent and KCI.

      99.1 Press Release, dated November 10, 1998, issued by SoftNet, announcing the letter of intent to enter sell KCI.

      99.2 Press Release, dated February 12, 1999, issued by SoftNet, announcing the completion of the Disposition.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS


         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


     The following unaudited pro forma consolidated condensed financial statements have been prepared by the management of SoftNet Systems, Inc. (the "Company") from its historical financial statements included in Form 10-K/A for the fiscal year ended September 30, 1998 as filed with the Securities and Exchange Commission ("SEC") on February 3, 1999 and in Form 10-Q for the quarterly period ended December 31, 1998 as filed with the SEC on February 16, 1999. The unaudited pro forma consolidated condensed statements of operations for the year ended September 30, 1998 and the three months ended December 31, 1998 reflect adjustments as if the Company had substantially sold all of the assets of the Company's wholly-owned subsidiary, Kansas Communications, Inc. ("KCI") (the "KCI Disposition"), as described in the accompanying notes, as of October 1, 1997. The unaudited pro forma consolidated condensed balance sheet as of December 31, 1998 reflect adjustments as if the KCI Disposition, as described in the accompanying notes, had occurred as of December 31, 1998.

     The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the notes included herewith, the Company's audited consolidated financial statements and notes thereto as of September 30, 1998 and 1997 and for the three years ended September 30, 1998, the Company's unaudited consolidated condensed financial statements as of, and for the three months ended, December 31, 1998 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's most recent Form 10-K/A and 10-Q filings.

     The unaudited pro forma consolidated condensed financial statements do not purport to represent what the Company's results of operations or financial position would have been had the KCI Disposition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Actual amounts could differ from those set forth below.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Condensed Balance Sheet
                                 (in thousands)


                                                                                As of December 31, 1998
                                                                ---------------------------------------------------------
                                                                                    Disposition
                                                                 Historical       Adjustments (1)           Pro Forma
                                                                -------------    -------------------      ---------------

                          Assets

Current assets:
     Cash                                                           $  4,329            $     1,400  (b)       $   5,729
     Accounts receivable, net..............................            3,819                                       3,819
     Current portion of gross investment in leases.........            1,239                                       1,239
     Inventories...........................................            1,195                                       1,195
     Other current assets..................................            1,146                  4,500  (b)           5,646
                                                                -------------    -------------------      ---------------
           Total current assets............................           11,728                  5,900               17,628
Restricted cash............................................              800                                         800
Property and equipment, net................................            9,880                                       9,880
Gross investment in leases, net of current portion.........            1,717                                       1,717
Other assets...............................................            1,772                    300  (b)           2,072
Net assets associated with discontinued operations.........            3,813                (3,813)  (a)              --
                                                                -------------    -------------------      ---------------
     Total assets..........................................         $ 29,710            $     2,387            $  32,097
                                                                =============    ===================      ===============

  Liabilities, Redeemable Convertible Preferred Stock and
                   Shareholders' Deficit

Current liabilities:
     Accounts payable and accrued expenses.................         $ 10,862            $     (100)  (b)       $  10,762
     Current portion of long-term debt.....................            1,855                                       1,855
     Other current liabilities.............................            1,086                                       1,086
                                                                -------------    -------------------      ---------------
           Total current liabilities.......................           13,803                                      13,703
Long-term debt, net of current portion.....................            9,430                                       9,430
Other long-term liabilities................................              518                                         518

Redeemable convertible preferred stock.....................           15,754                                      15,754

Shareholders' deficit:
Common stock and capital in excess of par value............           46,739                                      46,739
Deferred stock compensation................................            (303)                                       (303)
Accumulated deficit........................................         (56,231)                  2,487  (c)        (53,744)
                                                                -------------    -------------------      ---------------
     Total shareholders' deficit...........................          (9,795)                  2,487              (7,308)
                                                                -------------    -------------------      ---------------
     Total liabilities, redeemable convertible preferred
           stock and shareholders' deficit.................         $ 29,710             $    2,387            $  32,097
                                                                =============    ===================      ===============
---------------------------

(1) References in parenthetical are to Note 2 to the unaudited pro forma consolidated condensed financial statements.


See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
       Unaudited Pro Forma Consolidated Condensed Statements of Operations
                      (in thousands, except per share data)


                                                    For the year ended                           For the three months ended
                                                  September 30, 1998 (1)                           December 31, 1998 (1)
                                         --------------------------------------------    -------------------------------------------
                                                        Disposition                                     Disposition
                                         Historical     Adjustments      Pro Forma      Historical      Adjustments     Pro Forma
                                         -----------   -------------    -----------    ------------    -------------    ----------

Net sales............................       $ 14,060         $    --      $  14,060        $  4,296          $    --      $  4,296
Cost of sales........................         10,628                         10,628           2,967                          2,967
                                         -----------   -------------    -----------    ------------    -------------    ----------
     Gross profit....................          3,432                          3,432           1,329                          1,329

Operating expenses...................         19,265                         19,265           7,339                          7,339

                                         -----------   -------------    -----------    ------------    -------------    ----------

Loss from continuing operations......       (15,833)                       (15,833)         (6,010)                        (6,010)

Other income (expense):
    Interest expense.................        (1,416)                        (1,416)           (569)                          (569)
    Other income.....................            320             284 (e)        604             217                            217
                                         -----------   -------------    -----------    ------------    -------------    ----------

Income (loss)  from continuing
    operations before discontinued
    operations.......................       (16,929)             284       (16,645)         (6,362)                        (6,362)

Income (loss) from discontinued
    operations.......................           (73)              73 (d)         --             139            (139) (d)        --

Extraordinary item - gain on sale of
   business..........................             --           2,865 (f)      2,865              --                             --
                                         -----------   -------------    -----------    ------------    -------------    ----------

Net income (loss)....................       (17,002)           3,222       (13,780)         (6,223)            (139)       (6,362)

Preferred dividends..................          (343)                          (343)           (243)                          (243)
                                         -----------   -------------    -----------    ------------    -------------    ----------

Net income (loss) applicable to
    common shares....................     $ (17,345)       $   3,222     $ (14,123)       $ (6,466)        $   (139)     $ (6,605)
                                         ===========   =============    ===========    ============    =============    ==========

Basic and diluted earnings (loss) per share:
    Continuing operations............       $ (2.29)                        $  (2.25)       $  (0.76)                    $  (0.76)
    Discontinued operations..........         (0.01)                               --            0.02                           --
    Extraordinary item...............             --                             0.39              --                           --
    Preferred dividends..............         (0.05)                           (0.05)          (0.03)                       (0.03)
                                                                          -----------    ------------                    ---------
                                         ===========
       Net loss applicable to common
            shares...................       $ (2.35)                        $  (1.91)       $  (0.77)                    $  (0.79)
                                         ===========                      ===========    ============                    =========


Shares used to compute basic and
    diluted earnings (loss) per share          7,391                            7,391           8,374                        8,374
                                         ===========                      ===========    ============                    =========

---------------------------

(1)      References in parenthetical are to Note 2 to the unaudited pro forma consolidated condensed financial statements.

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

                     SOFTNET SYSTEMS, INC. AND SUBSIDIARIES
    Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements


(1)      The KCI Disposition

     The unaudited pro forma consolidated condensed financial statements reflect adjustments for the KCI Disposition, in which the Company sold substantially all of the assets of its wholly-owned subsidiary for Total Proceeds (as defined below) of $6,300,000, consisting of:

o Cash paid at closing of $1,500,000, of which $100,000 had previously been paid in the form of a deposit in November 1998 (the "Cash Proceeds");

o Receipt of a $2,000,000 secured promissory note payable within 138 days of the closing date, which bears interest at 11.0% per annum (the "First Promissory Note");

o Receipt of a $1,000,000 secured promissory note payable upon the first anniversary date of the closing, which bears interest at 8.0% per annum (the "Second Promissory Note");

o Receipt of a $1,500,000 secured promissory note payable upon the first anniversary date of the closing, which bears interest at 8.0% per annum (the "Third Promissory Note", together with the First Promissory Note and Second Promissory Note, the "Notes");

o Receipt of 30,000 shares of common stock of the acquiring company's parent company, Convergent Communications, Inc., valued at $10 per share, or $300,000 (the "Equity Proceeds", together with the Cash Proceeds and Notes, the "Total Proceeds").


(2)      Pro Forma Adjustments

     The unaudited pro forma consolidated condensed balance sheet gives effect to the following acquisition adjustments:

(a) Represents the removal of the net assets of KCI, which the Company previously identified as discontinued operations in its historical financial statements, consisting of the following (in thousands):

Accounts receivable, net.........................        $ 1,847
Inventories......................................          2,490
Prepaid expenses.................................             99
Property and equipment, net......................            398
Other assets.....................................             22
Accounts payable and accrued expenses............        (1,710)
Capital lease obligation.........................           (71)
Deferred revenue.................................          (901)
                                                      -----------
       Subtotal..................................          2,174
Goodwill, net....................................          1,639
                                                      ===========
       Total net assets associated with
          discontinued operations................        $ 3,813
                                                      ===========

           All such assets were sold in the KCI Disposition with the exception of goodwill, which the Company has written-off in conjunction with the KCI Disposition. The cash of KCI has also been excluded from the sale; however, the Company has appropriately reflected the cash of KCI with the Company's other cash balances in its historical balance sheet.

(b) Represents the Total Proceeds received by the Company for the KCI Disposition consisting of an increase in cash of $1,400,000 and a reduction of accounts payable and accrued liabilities of $100,000 for the Cash Proceeds; an increase in other current assets of $4,500,000 for the Notes and an increase in other assets of $300,000 for the Equity Proceeds, which the Company plans to hold as a long-term investment.

(c) Represents the gain on sale for the KCI Disposition of $2,487,000.


     The unaudited pro forma consolidated condensed statements of operations give effect to the following acquisition adjustments:

(d) Represents the removal of KCI's profits and losses, which the Company previously identified as discontinued operations in its historical financial statements.

(e) Represents the additional interest income due to the Notes of $284,000 for the year ended September 30, 1998. For purposes of the pro forma financial information presented herein, the Notes are assumed to be repaid in full as of October 1, 1998.

(f) Represents the recognition of the gain related to the KCI Disposition. As of September 30, 1997, the net assets associated with the discontinued operations of KCI were $3,435,000, resulting in a gain of $2,865,000 as of October 1, 1997.